UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2015 zulily, inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36188	27-1202150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2601 Elliott Avenue, Suite 200

Seattle, Washington

98121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 779-5614

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the transaction described in Item 2.01, zulily, inc., a Delaware corporation (“zulily” or the “Company”) terminated that certain Credit Agreement, dated as of January 23, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, Citibank, N.A., as administrative agent, lead arranger, sole bookrunner, collateral agent and L/C issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated as syndication agent and the lenders from time to time party thereto. A description of the Credit Agreement is set forth under Item 7 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014 filed with the Securities and Exchange Commission (“SEC”) on February 24, 2015 (the “2014 Annual Report”) and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 16, 2015, the Company entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Liberty Interactive Corporation, a Delaware corporation (“Parent”), Mocha Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Merger Sub 2 (as defined below) (“Purchaser”) and Ziggy Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub 2”).

Pursuant to the Reorganization Agreement, Purchaser, on the terms and subject to the conditions thereof, commenced an exchange offer (the “Offer”) upon the terms and subject to the conditions set forth in the Offer to Exchange, dated as of September 1, 2015 (as amended or supplemented from time to time, the “Offer to Exchange”) to acquire any and all of the Company’s issued and outstanding shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), for consideration comprised of: (i) $9.375 per share of Company Common Stock, net to the seller in cash (the “Cash Consideration”) and (ii) 0.3098 of a share of Parent’s Series A QVC Group Common Stock, par value $0.01 per share, plus cash in lieu of any fractional shares (the “Stock Consideration” and together with the “Cash Consideration,” the “Transaction Consideration”), in each case, without interest, but subject to any applicable withholding of taxes. The Offer and the withdrawal rights expired at 12:00 midnight (one minute after 11:59 p.m.) Eastern Time, on Wednesday, September 30, 2015. Computershare Trust Company, N.A., the depositary, has advised that a total of 38,767,541 shares of Class A Common Stock and 55,871,136 shares of Class B Common Stock had been validly tendered into and not withdrawn from the Offer, representing in the aggregate more than a majority of the voting power of the Shares outstanding. The Shares validly tendered into and not validly withdrawn from the Offer satisfied the Minimum Tender Condition (as defined in the Offer to Exchange). All conditions to the Offer having been satisfied, Purchaser irrevocably accepted for payment all Shares validly tendered into and not validly withdrawn from the Offer.

On October 1, 2015, following the acceptance of the Shares tendered in the Offer and pursuant to the terms of the Reorganization Agreement, Purchaser merged with and into the Company (the “First Merger”) without the affirmative vote of the stockholders of the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). In the First Merger, each Share issued and outstanding immediately prior to the effective time of the First Merger (the “Effective Time”) (other than the Shares held by Parent, Purchaser, Merger Sub 2 or the Company and the Shares held by any stockholder of the Company who was entitled to and had properly demanded appraisal of such Shares pursuant to the applicable provisions of Delaware law) was converted into the right to receive an amount of cash equal to the Transaction Consideration, without interest and less any applicable withholding taxes. The Company was the surviving corporation in the First Merger and became an indirect wholly owned subsidiary of Parent.

Following the First Merger, the Company, as the surviving corporation of the First Merger, merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a direct, wholly owned subsidiary of Parent. In connection with the Second Merger, Merger Sub 2 was renamed “zulily, llc.”

The foregoing description of the Offer, the Mergers and the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Reorganization Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2015, which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2015, in connection with the consummation of the Offer and the Mergers, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Mergers and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares ceased trading on the NASDAQ following the close of trading on September 30, 2015. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of Purchaser’s acceptance of Shares in the Offer on October 1, 2015, a change in control of the Company occurred. At the Effective Time, the Company became an indirect wholly-owned subsidiary of Parent. The information disclosed in Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the First Merger, the compensation committee of the Company’s board of directors agreed to terminate the 2015 Executive Incentive Program (the “2015 Bonus Program”) on September 28, 2015. The description of the 2015 Bonus Program is set forth under Item 9B included in the 2014 Annual Report and incorporated herein by reference.

In connection with the First Merger and as contemplated by the Reorganization Agreement, upon the consummation of the First Merger each director of the Company immediately prior to the Effective Time voluntarily resigned from and ceased serving on the Company’s board of directors (the “Board”), effective as of the Effective Time. Pursuant to the terms of the Reorganization Agreement, reasonable best efforts were taken such that the directors of the Purchaser immediately prior to the Effective Time, from and after the Effective Time, would continue as the directors of the company surviving the First Merger.

In connection with the First Merger and as contemplated by the Reorganization Agreement, the officers of the Company immediately prior to the Effective Time became the officers of the company surviving the First Merger.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the First Merger, the Company’s certificate of incorporation and its bylaws became the certificate of incorporation and the bylaws, respectively, of the corporation surviving the First Merger.

Item 8.01 Other Events.

On October 1, 2015, the Company and Parent issued a joint press release (the “Press Release”) announcing the expiration and results of the Offer and the consummation of the Mergers. A copy of the Press Release is attached hereto as Exhibit 99.1.

**** Exhibit No.	Description of Exhibit

99.1	Joint Press Release, dated October 1, 2015 (incorporated herein by reference to Exhibit (a)(5)(L) to Amendment No. 6 to the Schedule TO filed by Liberty Interactive with the SEC on October 1, 2015)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015

zulily, inc.

	By:	/s/ Darrell Cavens
	Name:	Darrell Cavens
	Title:	President and Chief Executive Officer